UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 28, 2011
(November 29, 2010)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189
______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

Arizona Public Service Company (“APS”), Salt River Project Agricultural Improvement and Power District (“Salt River Project”), Southern California Edison Company (“Edison”), Public Service Company of New Mexico (“PNM”), El Paso Electric Company (“El Paso”), Southern California Public Power Authority (“SCPPA”) and Los Angeles Department of Water and Power  (”LADWP”) are parties to a certain agreement entitled Arizona Nuclear Power Project Participation Agreement, dated as of August 23, 1973, as amended by fourteen prior amendments, hereinafter, as so amended, referred to as the “Participation Agreement.”

The Participation Agreement was further amended by Amendment Number 15 signed by the last of the parties on November 29, 2010.  The purpose of Amendment Number 15 was to amend procedures for allocating costs among the parties, retroactively to January 1, 2010.  A copy of Amendment 15 is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also attached hereto as Exhibits 10.2 through 10.4 are certain director and executive compensation related documents that are being filed as a matter of convenience with this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Registrant	Description

10.1	PNM
Amendment No. 15, dated November 29, 2010, to Arizona Nuclear Power Project Participation Agreement, dated August 23, 1973, among Arizona Public Service Company, Salt River Project Agricultural Improvement and Power District, Southern California Edison Company, Public Service Company of New Mexico, El Paso Electric Company, Southern California Public Power Authority, and Department of Water and Power of the City of Los Angeles

10.2	PNMR	Changes in Director Compensation

10.3	PNMR	Form of award notice for restricted stock awards and stock options granted to directors under the PEP

10.4	PNMR	PNM Resources, Inc. Executive Spending Account Plan (amended and restated effective January 1, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: February 28, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)